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                                                             EXHIBIT 23.2
                                                             ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2000 relating to the consolidated financial statements and financial statement schedules for the year ended December 31, 1999 of Mainspring, Inc., which appears in Mainspring, Inc.'s Registration Statement on Form S-1 (No. 333-30168), as amended, as filed with the Securities and Exchange Commission on March 15, 2000.


PricewaterhouseCoopers LLP
Boston, MA
July 27, 2000